EXHIBIT 99(j)
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that the undersigned, NH Manager, Inc., hereby constitutes and appoints each of Justin G. Klimko and Matthew J. Murphy, acting alone, the undersigned’s true and lawful attorney-in-fact for the following purposes:
     1. To execute for and on behalf of the undersigned in the undersigned’s capacity as a beneficial owner of common stock of New Horizons Worldwide, Inc. (the “Company”), (a) Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (b) Form 144, and all relevant letters of representation in connection with Rule 144 promulgated under the Securities Act of 1933, (c) Schedules 13D and 13G (including joint filing agreements in connection therewith) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and (d) any and all amendments or supplements to any of the foregoing;
     2. To do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto and joint filing agreements in connection therewith) and timely file any such Form or Schedule (or amendment or supplement thereto) with the United States Securities and Exchange Commission and any stock exchange, self-regulatory organization or similar authority or transmit them to any broker, transfer agent, legal counsel or other relevant party; and
     3. To take any other action of any type whatsoever in connection with the foregoing (including implementation of EDGAR filings and filing capability) which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such Form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16, Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder, or Rule 144 of the Securities Act of 1933, or any other liabilities or obligations.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or 144 and Schedules 13D and 13G (including amendments thereto and joint filing agreements in connection therewith) with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of July, 2007.

NH MANAGER, INC

By:	/s/ Richard A. Zussman

Richard A. Zussman, Vice President